SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: October 20, 2017
Date of earliest event reported: October 20, 2017

BakerCorp International, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-181780	13-4315148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
7800 N. Dallas Parkway Suite 500
Plano, Texas 75024
(Address of Principal Executive Offices, including Zip Code)
(888) 882-4895
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2017, BakerCorp International, Inc. (the “Company”) announced the appointment of Mr. Michael J. Henricks as its Chief Financial Officer, effective upon his employment commencement date, which is anticipated to occur on October 23, 2017.

In connection with his appointment, Mr. Henricks entered into an employment agreement with BakerCorp (a subsidiary of the Company) on October 16, 2017, the terms of which are described below.

Mr. Henricks, age 44, served as the Chief Financial Officer of Mortgage Contracting Services since June 2015.  Prior to his employment with Mortgage Contracting Services, he served as the Chief Financial Officer of SourceHOV from March of 2014 to December of 2014 and as the Chief Financial Officer of Stream Global Services from March of 2011 to March of 2014.

Also in connection with Mr. Henricks’ appointment, effective October 23, 2017, Mr. Raymond Aronoff will step down as Chief Financial Officer of the Company and will continue as Chief Operating Officer of the Company.

Henricks Employment Agreement (the “Employment Agreement”)

The Employment Agreement has an initial five-year term, which expires on October 23, 2022, and which will be automatically extended for successive one-year periods unless at least 30 days’ prior notice is given by either party. The Employment Agreement provides for an annual base salary of $340,000, which will be reviewed annually and may be adjusted upward.  In addition, the Employment Agreement provides for a target bonus of 100% of the annual base salary, achievement of which is based on criteria determined annually by the applicable board of directors.  The Employment Agreement provides that as soon as reasonably practicable following the completion of the refinancing, BakerCorp International Holdings, Inc. (“Parent”) will, subject to the approval of Parent’s board of directors, grant Mr. Henricks an option to purchase shares of common stock of Parent with a value of $5,000,000 (with the actual number of shares of common stock of Parent underlying the option grant to be determined following the refinancing of the Company at the discretion of Parent’s board of directors based on the “base case target” as previously communicated to Mr. Henricks), with the terms and conditions of such grant to be set forth in an option agreement between Parent and Mr. Henricks that is substantially the same as the form used for similarly situated executives of the Company and that will provide for vesting, subject to continued employment, only upon the consummation of a “Change in Control” or an “initial public offering”. The Employment Agreement also provides that Mr. Henricks is entitled to participate in such health and other group insurance and employee benefit plans and programs of BakerCorp as are in effect from time to time on the same basis as similarly situated senior executives of the Company. Mr. Henricks is also subject to a restrictive covenant, perpetual in duration, prohibiting the disclosure of confidential information of the Company and its subsidiaries, and both BakerCorp and Mr. Henricks are subject to a restrictive covenant, perpetual in duration, prohibiting the disparagement of the other party.  In addition, during employment and for two years following termination, Mr. Henricks is subject to covenants that prohibit (i) solicitation of customers and suppliers of the Company and its subsidiaries and (ii) solicitation or hiring of certain employees of the Company and its subsidiaries.

Pursuant to the Employment Agreement, Mr. Henricks would be entitled to receive certain payments and benefits in connection with certain terminations of employment, as follows:

•
In the event that Mr. Henricks resigns without Good Reason or is terminated for Cause, he would be entitled to receive (i) payment of any annual base salary accrued but not paid prior to the date of termination, (ii) vested benefits to the extent provided under the terms of applicable Company arrangements and (iii) any unreimbursed expenses (the “Accrued Amounts”).

•
In the event that Mr. Henricks is terminated without Cause (which includes a non-renewal of the Employment Agreement by BakerCorp) or resigns for Good Reason, Mr. Henricks would receive (i) the Accrued Amounts, (ii) (A) a pro rata bonus for the year of termination, equal to Mr. Henricks’ target annual bonus, multiplied by a fraction, the numerator of which is the number of days Mr. Henricks is employed by the Company during the applicable fiscal year prior to and including the date of termination and the denominator of which is 365 (the “Pro-Rata Bonus”) and (B) an amount per month equal to one-twelfth of his annual base salary for the 12-month period following the date of termination (the “Severance Benefits Period”) (provided that if such termination occurs within the one-year period following a Change in Control (as defined in the Employment Agreement), in lieu of the base salary continuation described in clause (B), Mr. Henricks shall be entitled to such amount in a lump sum (the “Severance Amount”)) and (iii) a continued health benefits (including medical, dental and vision) under the Company’s benefit plans for the Severance Benefits Period (subject to earlier termination of such benefits if Mr. Henricks ceases to be eligible for continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) on similar terms and conditions applicable to Mr. Henricks immediately prior to the Termination Date (including that Mr. Henricks is responsible for the employee paid portion of the premium and the Company is responsible for the Company paid portion of the premium). The Severance Amount will commence to be paid within the 30-day period following the date of termination, provided Mr. Henricks executes, delivers and does not revoke a general release of claims within such 30-day period.

•
In the event that Mr. Henricks’ employment terminates due to his death or Disability (as defined in the Employment Agreement), Mr. Henricks shall receive (i) the Accrued Amounts and (ii) a Pro-Rata Bonus for the year of termination.  The Pro-Rata Bonus discussed in this paragraph shall be paid within 30 days following the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

1.	9.01(d).

10.1	Employment Agreement, by and between BakerCorp and Michael J. Henricks, dated as of October 16, 2017.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAKERCORP INTERNATIONAL, INC.

Dated: October 20, 2017	By:	/s/: Robert Craycraft
Name: Robert Craycraft
Title: President and Chief Executive Officer

Index to Exhibits

10.1	Employment Agreement, by and between BakerCorp and Michael J. Henricks, dated as of October 16, 2017.